Structured Asset Securities Corporation  Mortgage Pass-Through
Certificates, Series 2004-16XS
Schedule of Year-To-Date Principal and Interest Distributions to
Certificateholders for 2004
Class     Interest             Principal PaidRealized      Ending Balance
          Distribution                       Losses
A1        668,470.45           36,587,373.37 0.00          61,500,626.63
A2        1,272,958.40         0.00          0.00          62,222,000.00
A3A       379,117.10           0.00          0.00          15,190,000.00
A3B       872,734.60           0.00          0.00          35,441,000.00
A4A       265,630.65           0.00          0.00          11,719,000.00
A4B       261,724.35           0.00          0.00          11,719,000.00
M1        132,090.00           0.00          0.00          5,355,000.00
M2        116,421.65           0.00          0.00          4,359,000.00
M3        122,880.00           0.00          0.00          4,608,000.00
P         15,386.48            0.00          0.00          100.00
R         0.00                 0.00          0.00          0.00
X         1,639,807.95         0.00          0.00          1,245,273.00